UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 16, 2015
RESOURCES CONNECTION, INC.

Delaware	0-32113	33-0832424
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
17101 Armstrong Avenue, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 430-6400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2015, Resources Connection, Inc.  (the “Company” or “Resources”) announced that, effective as of August 31, 2015, Donald B. Murray will retire from his position as the Company’s Executive Chairman and will remain Chairman of the Board of Directors.  The transition is consistent with the Company’s succession strategy as Mr. Murray served in the position of Executive Chairman during the first two years of Tony Cherbak’s tenure as Chief Executive Officer.

Upon accepting Mr. Murray’s retirement notice as an employee, the Board elected to accelerate the vesting of his outstanding unvested stock option awards totaling 127,500 shares.  No other compensation or benefits will be due pursuant to his Amended Employment Agreement with the Company.  The Company will take a non-cash charge in its financial statements for the first quarter of FY 2016 related to the acceleration, approximating $900,000.

Item 7.01 Regulation FD Disclosure

The full text of the Company’s press release, issued on July 16, 2015, announcing Mr. Murray’s transition is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c)         Exhibits.

99.1      Press release, dated July 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: July 16, 2015
By: /s/ Anthony Cherbak
Anthony Cherbak
Chief Executive Officer